Exhibit 99.1

NEWS RELEASE

Lyondell Chemical Company, Equistar Chemicals, LP and
Equistar Funding Corporation Complete Cash Tender Offers for Outstanding Debt Securities

Lyondell Chemical Company Securities:
• $325 Million 10.500% Senior Secured Notes due 2013
• $875 Million 8.000% Senior Notes due 2014
• $900 Million 8.250% Senior Notes due 2016
• $510 Million 6.875% Senior Notes due 2017

Equistar Chemicals, LP and Equistar Funding Corporation Securities:
• $400 Million 10.125% Senior Notes due 2008
• $600 Million 8.750% Notes due 2009
• $400 Million 10.625% Senior Notes due 2011

HOUSTON, Dec. 20, 2007 — Lyondell Chemical Company and its subsidiaries Equistar Chemicals, LP ("Equistar") and Equistar Funding Corporation (together with Equistar, the "Equistar Issuers") announced today completion of their previously announced cash tender offers (the “Offers”) for the outstanding debt securities listed in Table 1 below (collectively, the "Notes") issued by Lyondell or the Equistar Issuers, as applicable.  The Offers for each series of Notes expired at 12:01 a.m. EST on Thursday, Dec. 20, 2007.

Lyondell and the Equistar Issuers have accepted for purchase a majority in aggregate principal amount of each of the Notes listed in Table 1, and each of the supplemental indentures effecting the proposed amendments as described in the Offer to Purchase and Consent Solicitation Statement dated Nov. 20, 2007 (the "Offer and Consent Statement") has become operative.

Table 1 – Notes in Completed Tender Offers

Lyondell's Notes

CUSIP Number	Security Description
552078AV9	10.500% Senior Secured Notes due 2013
552078AW7	8.000% Senior Notes due 2014
552078AX5	8.250% Senior Notes due 2016
552078AY3	6.875% Senior Notes due 2017

Equistar Issuers' Notes

CUSIP Number	Security Description
29444NAF9	10.125% Senior Notes due 2008
29444NAD4	8.750% Notes due 2009
29444NAH5	10.625% Senior Notes due 2011

Goldman, Sachs & Co. and Merrill Lynch & Co. served as dealer managers for the Offers.  D.F. King, Inc., served as the Tender Agent and Information Agent for the Offers.

This announcement is not an offer to purchase, a solicitation for acceptance of an offer to purchase, or a solicitation of consents with respect to, any securities. The Offers and Consent Solicitations were made solely pursuant to the Offer and Consent Statement and related materials.

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SOURCE: Lyondell Chemical Company; Equistar Chemicals, LP

CONTACT: media, Susan P. Moore, +1-713-309-4645, or investors, Douglas
J. Pike, +1-713-309-7141, both of LyondellBasell Industries